Exhibit 99.1

Contact:
SeaBright Insurance Holdings, Inc. 2101 4th Avenue Suite 1600 Seattle, WA 98121	SeaBright Insurance Holdings, Inc. Joseph S. De Vita Chief Financial Officer 206-269-8500 investor@sbic.com

SeaBright Insurance Holdings Reports Fourth Quarter
and Fiscal Year 2005 Results

Seattle, WA – February 21, 2006 – SeaBright Insurance Holdings, Inc. (Nasdaq:SEAB) today announced results for the fourth quarter and year ended December 31, 2005.

For the fourth quarter of 2005, net income was $6.3 million or $0.38 per diluted share compared to net income of $3.2 million or $0.41 per diluted share for the same period in 2004. Weighted average diluted shares outstanding for the fourth quarter of 2005 were 16.7 million compared to 7.8 million for the fourth quarter of 2004. Total revenue for the fourth quarter of 2005 increased 65% to $52.7 million versus $32.0 million in the year-earlier period.

The net combined ratio for the fourth quarter was 84.4% compared to 85.7% for the same period in 2004. Loss and loss adjustment expenses for the fourth quarter 2005 were $31.4 million versus $18.8 million in the same period in 2004. Total underwriting expenses for the fourth quarter were $10.8 million compared to $7.3 million in the prior year period.

For the year ended December 31, 2005, net income was $18.3 million, or $1.13 per diluted share, compared to net income of $7.2 million, or $0.98 per diluted share, for the year ended December 31, 2004. Weighted average diluted shares outstanding were 16.2 million in 2005 compared to 7.4 million in 2004. Total annual revenue increased 99% to $172.3 million in 2005 versus $86.7 million in the prior year.

The net combined ratio for the year ended December 31, 2005 was 86.3% compared to 87.0% for the same period in 2004. Loss and loss adjustment expenses for the year ended December 31, 2005 were $105.8 million versus $53.7 million in the same period in 2004. Total underwriting expenses for the year were $33.8 million in 2005 compared to $17.9 million in the prior year.

John Pasqualetto, SeaBright’s Chairman, President and Chief Executive Officer, said, “Clearly 2005 was a very significant year for the Company. Our initial public offering in January enabled us to take advantage of the strong demand in our niche markets that resulted in our profitable growth. Our fourth quarter results demonstrate our ability to deliver value to our selected target customers and continues to drive our growth in premiums and underwriting profits. Looking ahead to 2006, we remain confident in the utility of our niche business model and its capacity to fuel geographic expansion in our new offices in Chicago and Tampa, and support selected expansion in our core markets in the West.”

On January 26, 2006, SeaBright completed a public offering of common stock in which the Company sold 3,910,000 primary shares, raising net proceeds of approximately $57.7 million. On February 15, 2006, SeaBright contributed $50.0 million of the net proceeds from the offering to its insurance company subsidiary to expand its business in its core markets and to facilitate territorial expansion.

About SeaBright Insurance Holdings, Inc.

SeaBright Insurance Holdings, Inc. is an insurance holding company whose wholly owned subsidiary, SeaBright Insurance Company, operates as a specialty underwriter of multi-jurisdictional workers’ compensation insurance. SeaBright Insurance Company distributes its maritime, alternative dispute resolution and state act products through selected independent insurance brokers and through its in-house wholesale broker affiliate, PointSure Insurance Services. SeaBright Insurance Company provides workers’ compensation coverage to employers in the Midwestern, Southern and Western regions of the U.S. To learn more about SeaBright Insurance Company and SeaBright Insurance Holdings, visit our website at www.sbic.com.

Conference Call

The Company will host a conference call on Wednesday, February 22, 2006 at 11:00 a.m. Eastern Time featuring remarks by John G. Pasqualetto, President and CEO, Joseph S. De Vita, Senior Vice President and CFO, and Richard J. Gergasko, Executive Vice President - Operations. The conference call is available via webcast on the Company’s website and can be accessed by visiting http://investor.sbic.com. Once there, select “Investor Relations” from the menu at the top of the page, and proceed to “Webcasts and Presentations.” The dial-in number for the conference call is (800) 289-0493. Please call at least five minutes before the scheduled start time

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Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M Best rating of our insurance subsidiary; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; the loss of our rights to fee income and protective arrangements that were established in connection with the acquisition of our business; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2005, and in our other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

Set forth in the tables below are summary results of operations for the three month and twelve month periods ended December 31, 2005 and 2004 as well as selected balance sheet data as of December 31, 2005 and 2004. The following information is preliminary and unaudited and is subject to change until final results are publicly distributed. The Company currently expects to file its audited consolidated financial statements with the Securities and Exchange Commission as part of its annual report on Form 10-K in a timely fashion on or before March 31, 2006.

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2005	December 31, 2004
	(Unaudited)
	(in thousands)
ASSETS
Investment securities available for sale, at fair value	$261,103	$105,661
Cash and cash equivalents	12,135	8,279
Accrued investment income	3,059	1,096
Premiums receivable, net of allowance	9,863	7,397
Deferred premiums	88,982	60,329
Federal income tax recoverable	62	397
Service income receivable	472	304
Reinsurance recoverables	14,375	13,484
Receivable under adverse development cover	3,352	2,853
Prepaid reinsurance	2,019	5,254
Property and equipment, net	870	493
Deferred federal income taxes, net	9,323	3,604
Deferred policy acquisition costs, net	10,299	7,588
Intangible assets, net	1,464	2,093
Goodwill	1,527	1,821
Other assets	8,370	5,459
Total assets	$427,275	$226,112

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Unpaid loss and loss adjustment expense	$142,211	$68,228
Unearned premiums	86,863	67,626
Reinsurance funds withheld and balances payable	333	1,553
Premiums payable	3,101	3,128
Accrued expenses and other liabilities	27,089	15,207
Surplus notes	12,000	12,000
Total liabilities	271,597	167,742

Commitments and contingencies

Stockholders' equity:
Series A preferred stock, $0.01 par value; 750,000 shares authorized;
issued and outstanding - no shares at December 31, 2005 and
508,265.25 shares at December 31, 2004	–	5
Undesignated preferred stock, $0.01 par value; 10,000,000 shares
authorized; no shares issued and outstanding	–	–
Common stock, $0.01 par value; authorized - 75,000,000 shares at
December 31, 2005 and 10,000,000 shares at December 31, 2004;
issued and outstanding - 16,411,143 shares at December 31, 2005
and no shares at December 31, 2004	164	–
Paid-in capital	131,485	50,831
Accumulated other comprehensive income (loss)	(1,267)	530
Retained earnings	25,296	7,004
Total stockholders' equity	155,678	58,370
Total liabilities and stockholders' equity	$427,275	$226,112

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
	(dollars in thousands, except income per share amounts)
Revenue: (1)
Premiums earned	$49,327	$29,758	$158,850	$77,960
Net investment income	2,605	831	7,832	2,468
Net realized gain (loss)	(274)	20	(226)	38
Claims service income	523	618	2,322	2,916
Other service income	34	68	175	794
Other income	438	693	3,298	2,493
	52,653	31,988	172,251	86,669
Losses and expenses:
Loss and loss adjustment expenses	31,433	18,837	105,783	53,660
Underwriting, acquisition and insurance
expenses	10,765	7,347	33,839	17,854
Other expenses	1,243	1,362	5,885	4,929
	43,441	27,546	145,507	76,443
Income before federal income taxes	9,212	4,442	26,744	10,226
Federal income tax expense (benefit):
Current	3,995	2,553	13,203	5,850
Deferred	(1,085)	(1,302)	(4,752)	(2,830)
	2,910	1,251	8,451	3,020
Net income	$6,302	$3,191	$18,293	$7,206

Basic earnings per share	$0.38	$–	$1.18	$–
Diluted earnings per share	$0.38	$0.41	$1.13	$0.98

Weighted average basic shares outstanding	16,411,143	–	15,509,547	–
Weighted average diluted shares outstanding	16,737,774	7,777,808	16,195,855	7,387,276

Net loss ratio (2)	62.7%	61.2%	65.1%	65.1%
Net underwriting expense ratio (3)	21.7%	24.5%	21.2%	21.9%
Net combined ratio (4)	84.4%	85.7%	86.3%	87.0%

(1)	Gross and net premiums written for the periods indicated were as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(dollars in thousands)
Gross premiums written	$64,204	$49,585	$204,742	$135,682
Net premiums written	63,023	43,107	185,660	119,615

(2)	The net loss ratio is calculated by dividing loss and loss adjustment expenses for the period less claims service income by premiums earned for the period.

(3)	The net underwriting expense ratio is calculated by dividing underwriting, acquisition and insurance expenses for the period less other service income by premiums earned for the period.

(4)	The net combined ratio is the sum of the net loss ratio and the net underwriting expense ratio.